                                                                   Exhibit 10.28

            SECOND ADDENDUM TO PRODUCTION FACILITY AGREEMENT DATED
                        JANUARY 5, 1994 BY AND BETWEEN
                   MAGIC MOVIE STUDIOS OF VALENCIA, LTD. AND
                           SABAN ENTERTAINMENT, INC.

The fully executed lease agreement ("Agreement") dated January 5, 1994 by and between Valencia Entertainment International (successor-in-interest to Valencia Studios West, the successor-in-interest to Magic Movie Studios of Valencia, hereafter "Valencia") and Saban Entertainment, Inc. ("Saban") is hereby incorporated by reference.

The parties hereby agrees to amend the Agreement by adding the following terms and conditions:

1.  Extended Term.  Saban and Valencia agree to extend the term of the lease for
    -------------
an additional period of one (1) year commencing on January 1, 2000, and continuing through and including December 31, 2000, at-the monthly rental rate of Forty-Six Thousand Nine Hundred Three Dollars and Thirty-Four Cents ($46,903.34).

2.  Extended Options.  Valencia hereby grants to Saban five (5) one (1) year
    ----------------
extension options. If the first year option to extend is exercised, commencing on January 1, 2001, the monthly rental rate shall remain at $46,903.34 for the following twelve (12) months (i.e., January 1, 2001 - December 31, 2001). If the second year option to extend is exercised, commencing on January 1, 2002, the monthly rental rate shall increase to $48,310.44 for the following twelve
(12) months (i.e., January 1, 2002 - December 31, 2002). If the third year option to extend is exercised, commencing on January 1, 2003, the monthly rental rate shall increase to $49,759.75 for the following twelve (12) months (i.e., January 1, 2003 - December 31, 2003). If the fourth year option to extend is exercised, commencing on January 1, 2004, the monthly rental rate shall increase to $51,252.55 for the following twelve (12) months (i.e., January 1, 2004 - December 31, 2004). If the fifth year option to extend is exercised, commencing on January 1, 2005, the monthly rental rate shall increase to $52,790.12 for the following twelve (12) months, (i.e., January 1, 2005 - December 31, 2005).

3.  Payments.  Rent shall be paid and delivered to Valencia by the 1st day of
    --------
each month, with a five (5) day grace period. If Valencia does not receive payment by the end of the grace period, then Saban shall pay to Valencia a late payment charge in the amount of three percent (3%) of the rental payment.

4.  Ancillary charges.  Saban shall pay ancillary charges no later than ten (10)
    -----------------
days after the day the invoice is received by Saban. If Saban fails to pay ancillary charges by the due date, Saban shall pay to Valencia a late payment charge of five percent (5%) of the ancillary charges. However, in the event or a question or dispute of part of a charge, Saban shall pay the undisputed part and advise Valencia of the disputed items. Upon resolution of the disputed portion, Saban will have five (5) additional days to pay without interest. Otherwise, interest will accrue on the new balance starting on the sixth day after the dispute was settled.

Second Addendum to the
Production Facility Agreement
Page 2

5. Valencia and Saban agree that the words "cost plus 10% surcharge" in paragraph 4(e) of the Addendum to the Agreement apply to the telephone usage bill only and a ten percent surcharge thereon and do not apply to the phone system or any surcharge thereon.

Except as expressly set forth herein, the Agreement is hereby ratified and confirmed.

AGREED AND ACCEPTED:                          AGREED AND ACCEPTED:

Valencia Entertainment International          Saban Entertainment, Inc.

By: /s/ Vince Vallerdita     12/2/99          By: /s/ Jack Samuels       12/2/99
   ---------------------------------             -------------------------------
    VINCE VALLERDITA                              JACK SAMUELS
   Its:                       Date                Its: Secretary           Date

                                       2